UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2015 (October 21, 2015)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2015, Bob Evans Farms, Inc. (the “Registrant”), entered into a Third Amendment (“Third Amendment”) to Amended and Restated Credit Agreement to its Revolving Credit Facility Amended and Restated Credit Agreement (collectively the “Amended Credit Agreement”) among Bob Evans Farms, LLC, an Ohio limited liability company, as borrower (the “Borrower”); the Registrant and its wholly-owned subsidiary, BEF Foods, Inc., an Ohio corporation (“BEF Foods”), as guarantors; and the Lenders and the Administrative Agent who originally entered into the Credit Agreement on January 2, 2014. The Third Amendment was effective as of October 21, 2015.

The terms of the Amended Credit Agreement were amended related to: (a) reduce the size of the facility from $750.0 million to $650.0 million (the $300.0 million accordion provision was not reduced); (b) amended the definitions of Consolidated EBITDA and Leverage Ratio (based on EBITDAR and lease debt calculated at 600% of lease expense); (c) added a new definition for Rental Expense; (d) removed as a Restricted Payment the repurchase of shares, allowing for the repurchase of shares up to $150.0 million during the 2016 fiscal year subject to the Leverage Ratio restriction; (e) increased the level of permitted Indebtedness in connection with Sale and Leaseback Transactions of assets from $100.0 million to $300.0 million; and (f) other administrative amendments.

The foregoing description of the provisions of the Amended and Restated Credit Agreement, the First, Second and Third Amended Credit Agreement and the Guaranty is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Credit Agreement, the First, Second and Third Amended Credit Agreements and the Guaranty. Descriptions of the Amended and Restated Credit Agreement and the Guaranty, and the first and second amendments, are available in Registrant’s Form 8-K’s filed on January 2, 2014, July 24, 2014 and May 15, 2015, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the entering into of the Third Amendment to Amended and Restated Credit Agreement by the Registrant as borrower and the guaranty by the Registrant’s parent and a material subsidiary.

Item 8.01. Other Events.

On October 21, 2015, Bob Evans issued a press release announcing the Third Amendment to its $650,000,000 Revolving Credit Facility Amended and Restated Credit Agreement discussed under Item 1.01. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Third Amendment to $650,000,000 Revolving Credit Facility Amended and Restated Credit Agreement effective October 21, 2015 among Bob Evans Farms, LLC, as borrower; Bob Evans Farms, Inc. and its wholly-owned subsidiary, BEF Foods, Inc., as guarantors; PNC Bank, National Association, as administrative agent, and the other Lenders party thereto.

99.1	Press Release dated October 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: October 21, 2015	By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General
Counsel and Asst. Corporate Secretary

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